OPTION EXERCISE GRANT AND EXTENSION AGREEMENT


      This Agreement is made and entered into this first day of September, 1999, by and between Fortune Natural Resources Corporation ("Company") and _______________________ ("Grantee").

      WHEREAS, the board of directors of the Company, on July 1, 1994, and July 25, 1995, adopted resolutions which provided that all shares of the Company's common stock underlying stock options granted to the Company's outside directors and executive officers be issued immediately following a change of control of the Company, upon payment by such director or officer to the Company of the par value ($.01) of such shares; and

      WHEREAS, the term "change of control", as used in such resolutions, is defined as the replacement of more than one-third of the then-existing board of directors as the result of a contested election of directors or any tender offer, exchange offer, merger, or consolidation which is hostile or opposed; and

      WHEREAS, the board of directors, on August 20, 1999, modified its earlier resolutions to provide that in the event of an agreed-upon change in control of the Company defined as the replacement of more than one-third of the then-existing board of directors as the result of any tender offer, exchange offer, merger, or consolidation which is negotiated by or consented to the Company's board of directors, the terms of all options to purchase stock in the Company issued to the Company's outside directors and executive officers shall continue for the full term of the grant of such options, any provision for the earlier termination thereof to the contrary notwithstanding; and

      WHEREAS, the rights granted hereby pursuant to such resolutions shall be effective as to all shares held under option by Grantee, whether heretofore or theretofore granted or granted subsequently; and

      WHEREAS, except as expressly set forth below, nothing contained herein shall be construed so as to alter the terms pursuant to which any stock options have been or may in the future be granted; and

      NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Grantee hereby agree as follows:

           1. Upon the occurrence of any change of control of the Company, as that term is defined above, all shares of common stock underlying stock purchase options owned by Grantee at the time of such change of control shall immediately vest in Grantee subject only to the payment to the Company by Grantee of an amount equal to the par value of the shares so issued.

            2. Upon the occurrence of any agreed-upon change of control of the Company, as that term is defined above, the term of all stock purchase options owned by Grantee at the time of such change of control shall be extended for the full term of the grant of such options, any provision for the earlier termination of such grant to the contrary notwithstanding.

            3. The rights granted hereby shall only be effective and exercisable to the extent that Grantee is a member of Company's board of directors or is a Company officer immediately prior to the event of change of control, and without regard to whether Grantee is removed from his position as a result of such change of control or continues as a director or officer.

            4. This option exercise grant shall not be transferable, but shall be personal to Grantee. Nothing contained herein shall be interpreted so as to alter the term of Grantee's service on behalf of the Company or the provisions of any grant of stock options to Grantee.

            5. This Option Exercise Grant and Extension Agreement shall supercede that Option Exercise Grant between Grantee and the Company dated November 30, 1997, which shall be of no further force or effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


COMPANY                                   GRANTEE

Fortune Natural Resources Corporation



By: /s/ Tyrone J. Fairbanks
    -------------------------------       --------------------------------
    Tyrone J. Fairbanks, President